As filed with the Securities Exchange Commission on November 5, 2004

                                          Registration Statement No. 333 -

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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                           ---------------------------

                                    FORM F-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                           ---------------------------

                          EXCEL MARITIME CARRIERS LTD.
             (Exact name of registrant as specified in its charter)

          Liberia                                                 N/A
      (State or other                                      (I.R.S. Employer
      jurisdiction of                                     Identification No.)
     incorporation or
       organization)

          67 Akti Miaouli Street                        Seward & Kissel LLP
               18537 Piraeus                      Attention: Gary J. Wolfe, Esq.
                  Greece                              One Battery Park Plaza
         (011)(30) (210) 459-8692                    New York, New York 10004
     (Address and telephone number of                     (212) 574-1200
Registrant's principal executive offices)          (Name, address and telephone
                                                   number of agent for service)

                           ---------------------------

                                   Copies to:
         Excel Maritime Carriers Ltd.             Gary J. Wolfe, Esq.
          Attn: Gabriel Panayotides               Seward & Kissel LLP
            67 Akti Miaouli Street               One Battery Park Plaza
                 18537 Piraeus                   New York, New York 10004
                    Greece                           (212) 574-1200
           (011)(30) (210) 459-8692

                           ---------------------------

     Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective as determined by market conditions and other factors.

     If only securities being registered on the Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. |X|

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective Registration Statement for the same offering. |_|

      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                         CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------
                                       Proposed     Proposed
 Title of Each                          Maximum      Maximum
    Class of                           Offering     Aggregate
 Securities to       Amount to be      Price Per    Offering       Amount of
 be Registered      Registered (1)   Security (2)   Price (1)   Registration Fee
--------------------------------------------------------------------------------
 Class A Common
  Shares, par
  value $ 0.01
 per share (3)
--------------------------------------------------------------------------------
   Preferred
  Shares, par
  value $ 0.01
  per share (3)
--------------------------------------------------------------------------------
Debt Securities
     (3)(4)
--------------------------------------------------------------------------------
   Guarantees
      (5)
--------------------------------------------------------------------------------
     Total          $200,000,000          100%      $200,000,000      $25,340

----------
(1) Such amount in U.S. dollars or the equivalent thereof in foreign currencies as shall result in an aggregate initial public offering price for all securities of $200,000,000.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933. Pursuant to General Instruction II(C) of Form F-3, the table does not specify by each class information as to the proposed maximum aggregate offering price. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder. In no event will the aggregate offering price of all securities sold by Excel Maritime Carriers Ltd. pursuant to this registration statement exceed $200,000,000.

(3) Also includes such indeterminate amount of debt securities and number of preferred shares and common shares as may be issued upon conversion of or in exchange for any other debt securities or preferred shares that provide for conversion or exchange into other securities.

(4) If any debt securities are issued at an original issue discount, then the offering may be in such greater principal amount as shall result in a maximum aggregate offering price not to exceed $200,000,000.

(5) The debt securities may be guaranteed pursuant to guarantees by the subsidiaries of Excel Maritime Carriers Ltd. No separate compensation will be received for the guarantees. Pursuant to Rule 457(n), no separate fees for the guarantees are payable.

--------------------------------------------------------------------------------
     The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is permitted.
--------------------------------------------------------------------------------

                Subject to completion - - dated November __, 2004

                                  $200,000,000

                          Excel Maritime Carriers Ltd.

               Through this prospectus, we may periodically offer:

                       (1)  our common shares

                       (2)  our preferred shares and

                       (3) our debt securities, which may be guaranteed by one or more of our subsidiaries.

     The prices and other terms of the securities that we will offer will be determined at the time of their offering and will be described in a supplement to this prospectus.

     The aggregate offering price of all securities issued under this prospectus may not exceed $200,000,000.

     Our common shares are currently listed on the American Stock Exchange under the symbol "EXM".

     The securities issued under this prospectus may be offered directly or through underwriters, agents or dealers. The names of any underwriters, agents or dealers will be included in a supplement to this prospectus.

     An investment in these securities involves risks. See the section entitled "Risk Factors" beginning on page 6.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                The date of this prospectus is November __, 2004

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS PERMITTED.

TABLE OF CONTENTS

PROSPECTUS SUMMARY.............................................................3
RISK FACTORS...................................................................5
USE OF PROCEEDS...............................................................14
FORWARD LOOKING STATEMENTS....................................................14
CAPITALIZATION................................................................16
PLAN OF DISTRIBUTION..........................................................16
ENFORCEMENT OF CIVIL LIABILITIES..............................................17
DESCRIPTION OF CAPITAL STOCK..................................................18
DESCRIPTION OF DEBT SECURITIES................................................19
EXPENSES......................................................................29
LEGAL MATTERS.................................................................29
EXPERTS.......................................................................29
WHERE YOU CAN FIND ADDITIONAL INFORMATION.....................................30

In this prospectus, "we", "us", "our" and the "Company" all refer to Excel Maritime Carriers Ltd. and its subsidiaries.

     Unless otherwise indicated, all dollar references in this prospectus are to U.S. dollars and financial information presented in this prospectus that is derived from financial statements incorprated by reference is prepared in accordance with accounting principles generally accepted in the United States.

     This prospectus is part of a registration statement we filed with the Securities Exchange Commission, or Commission, using a shelf registration process. Under the shelf registration process, we may sell the common shares, preferred shares and debt securities described in this prospectus in one or more offerings up to a total dollar amount of $200,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we offer securities, we will provide you with a prospectus supplement that will describe the specific amounts, prices and terms of the offered securities. The prospectus supplement may also add, update or change the information contained in this prospectus. You should read carefully both this prospectus and any prospectus supplement, together with the additional information described below.

     This prospectus does not contain all the information provided in the registration statement we filed with the Commission. For further information about us or the securities offered hereby, you should refer to that registration statement, which you can obtain from the Commission as described below under "Where You Can Find More Information."

                               PROSPECTUS SUMMARY

     This section summarizes some of the information that is contained later or in other documents incorporated by reference in this prospectus. As an investor or prospective investor, you should review carefully the risk factors and the more detailed information that appears later or is contained the documents that we incorporate by reference.

     We use the term deadweight, or dwt, in describing the size of vessels. Dwt, expressed in metric tons each of which is equivalent to 1000 kilograms, refers to the maximum weight of cargo and supplies that a vessel can carry.

     Gross revenues from vessel operations consist primarily of (i) charter hire earned under time charter contracts, where charterers pay a fixed daily charter hire amount or (ii) charter hire earned under voyage charter contracts, where charterers pay a fixed amount per ton of cargo carried. Gross revenues from vessel operations are also affected by the balance of vessels employed under voyage charters and time charters, since daily voyage charter hire rates typically are higher than the equivalent daily time charter hire rates, because in the case of voyage charters the vessel owner, and not the charterer, pays for voyage expenses, which include port expenses, canal dues and fuel (bunker)
costs. Accordingly, year-to-year comparisons of gross revenues are not necessarily indicative of a fleet's performance. To more accurately compare voyage charter hire rates to time charter hire rates, shipping industry participants refer to time charter equivalents, or TCEs, which are gross revenue per day under a voyage charter, less the related commissions and voyage costs payable by the vessel owner.

Our Company

     We currently own and operate a fleet of 5 dry bulk carriers, consisting of Capesize, Handymax and Handysize vessels, representing a carrying capacity of approximately 358,000 dwt. We refer to these 5 vessels as our initial fleet. Our Handymax and Handysize vessels carry steel products, fertilizers and other dry bulk cargoes.

Our business strategy is to expand our fleet to make our dry bulk carrier business more cost efficient and more attractive to our customers. In accordance with this strategy, we intend to purchase additional vessels in the open market as market conditions warrant.

     We are focused on building and maintaining enduring  relationships with our
customers  and  other  participants  in  the  international   shipping  industry
including brokers, suppliers, classification societies, insurers and others.

     We believe that we have established a reputation in the dry bulk shipping industry for operating and maintaining our fleet with high standards of performance, reliability and safety. Currently, our most significant customers, and the percentage of our gross revenues we derived from them in 2003 include:

          --------------------------------------
          Charterer                         2003

          --------------------------------------

          Malissa SCTT                      25%
          Swissmarine-Geneva                11%
          Oldendorff  Carriers GMBH & Co.   11%
          KG
          Noble Shipping, Inc.              10%
          ======================================

     Our current fleet deployment strategy is to operate in the spot market and short-term time charter which provides better opportunities for increased earnings in strong charter markets as opposed to longer term charters. From time to time, our management will change our fleet deployment strategy between operating in the spot market and in the time charter market according to the then prevailing and expected dry bulk shipping charter market conditions.

Competitive Strengths

     We believe that we possess a number of competitive strengths in our industry:

o Experienced Management Team. Our management team has significant experience in operating dry bulk carriers and expertise in all aspects of commercial, technical, operational and financial areas of our business, promoting a focused marketing effort, tight quality and cost controls, and effective operations and safety monitoring.

o Strong Customer Relationships. We have strong relationships with our customers and charterers that we believe are the result of the quality of our fleet and our reputation for dependability. The Company, through Maryville Maritime Inc. ("Maryville"), our management subsidiary, has many long-established customer relationships, and management believes it is well regarded within the international shipping community. During the past 15 years, vessels managed by Maryville have been repeatedly chartered by subsidiaries of major dry bulk operators. In 2003, we derived approximately 57% of our gross revenues from four charterers.

o Cost Efficient Operations. We historically operated our fleet at competitive costs by carefully selecting second hand vessels, competitively commissioning and actively supervising cost efficient shipyards to perform repair, reconditioning and systems upgrading work, together with a proactive preventive maintenance program both ashore and at sea, and employing professional, well trained masters, officers and crews. We believe that this combination has allowed us to minimize off-hire periods, effectively manage insurance costs and control overall operating expenses.

Corporate Structure

     We own each of our vessels through separate wholly-owned subsidiaries incorporated in Liberia. The operations of our vessels are managed by Excel Management Ltd., an affiliated Liberian corporation formed on January 13, 1998, which provides us with a wide range of shipping services at a fixed monthly fee per vessel. These services include technical management, such as managing day-to-day vessel operations including supervising the crewing, supplying, maintaining and drydocking of vessels, commercial management regarding identifying suitable vessel charter opportunities and certain accounting services. With the exception of the accounting services, Excel Management, Ltd. subcontracts all of these services to Maryville, our wholly-owned subsidiary.

     The names of our wholly-owned subsidiaries that own vessels and the vessel each owns are as follows:

          ------------------------------------------
          Centel Shipping Co. Ltd.    Lady
          ------------------------------------------
          Maldex Shipping Co. Ltd.    Almar
          ------------------------------------------
          Becalm Shipping Co. Ltd.    Fighting Lady
          ------------------------------------------
          Tortola Shipping Co. Ltd.   Lucky Lady
          ------------------------------------------
          Storler Shipping Co. Ltd.   Petalis
          ------------------------------------------


          On October 22, 2004, one of our wholly-owned subsidiaries, Liegh Jane Navigation S.A., entered into a Memorandum of Agreement, or MOA, for the purchase of the 37,687 dwt bulk carrier MV Jedi Knight with the owner of that vessel, an unaffiliated third party. The vessel was built in 1984 in Japan. The purchase price for MV Jedi Knight (which will be renamed MV Swift after the purchase is complete) is US$11,850,000 (plus payment for all fuel oils and lubricants remaining on board at the time of delivery). On November 1, 2004 we paid 15% of the purchase price, or US$1,777,500, as a down payment. The balance of the amounts due the seller under the MOA are payable at delivery. The MOA provides that the vessel will be delivered, at the seller's option, between December 1, 2004 and January 31, 2005. The MOA is not subject to our inspection of the vessel, which we completed in October 2004. Under the MOA we have the option to cancel the purchase of the vessel before delivery if the seller informs us prior to January 31, 2005 that the vessel will not be delivered by that date. If we provide a notice of cancellation to the seller, the seller has a short grace period to complete delivery before the purchase is cancelled. In the event the seller does not deliver the vessel after we give notice of cancellation, the entire down payment plus accrued interest will be returned to us, and the seller is required to compensate us for any loss and expenses incurred by us under certain circumstances.

     Excel Maritime Carriers Ltd. was incorporated under the laws of The Republic of Liberia on November 2, 1988. We maintain our principal executive offices at 67 Akti Miaouli Street, 185 37, Piraeus, Greece. Our telephone number at that address is (011) (30) (210) 45 98 692.

The Securities We May Offer

     We may use this prospectus to offer up to $200,000,000 of:

     o    common shares,

     o    preferred shares and

     o debt securities, which may be guaranteed by one or more of our subsidiaries.

     A prospectus supplement will describe the specific types, amounts, prices, and detailed terms of any of these offered securities and may describe certain risks associated with an investment in the securities. Terms used in the prospectus supplement will have the meanings described in this prospectus, unless otherwise specified.

                                  RISK FACTORS

     The following risk factors and other information included in this prospectus should be carefully considered before making an investment decision. You should also consider carefully the risks set forth under the heading "Risk Factors" in any prospectus supplement before investing in the securities offered thereby. The risks and uncertainties described below are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial also may impair our business operations. If any of the following risks occur, our business, financial condition, operating results and cash flows could be materially adversely affected and the trading price of our securities could decline.

INDUSTRY SPECIFIC RISK FACTORS

The cyclical nature of the shipping industry may lead to volatile changes in freight rates and vessel values which may adversely affect our profitability

     We are an independent shipping company that operates in the dry bulk shipping markets. One of the factors that impacts our profitability is the freight rates we are able to charge. The supply of and demand for shipping capacity strongly influences freight rates. The demand for shipping capacity is determined primarily by the demand for the type of commodities carried and the distance that those commodities must be moved by sea. The demand for commodities is affected by, among other things, world and regional economic and political conditions (including developments in international trade, fluctuations in industrial and agricultural production and armed conflicts), environmental concerns, weather patterns, and changes in seaborne and other transportation costs. The size of the existing fleet in a particular market, the number of new building deliveries, the scrapping of older vessels and the number of vessels out of active service (i.e. laid-up, dry-docked, awaiting repairs or otherwise not available for hire), determines the supply of shipping capacity, which is measured by the amount of suitable tonnage available to carry cargo.

     In addition to the prevailing and anticipated freight rates, factors that affect the rate of newbuilding, scrapping and laying-up include newbuilding prices, second hand vessel values in relation to scrap prices, costs of bunkers and other operating costs, costs associated with classification society surveys, normal maintenance and insurance coverage, the efficiency and age profile of the existing fleet in the market and government and industry regulation of maritime transportation practices, particularly environmental protection laws and regulations. These factors influencing the supply of and demand for shipping capacity are outside of our control, and we cannot predict the nature, timing and degree of changes in industry conditions.

Due  to  the  fact  that  the  market   value  of  our  vessels  may   fluctuate
significantly, we may incur losses when we sell vessels which may adversely affect our earnings

     The market value of our vessels can fluctuate significantly. The market value of our vessels may increase and decrease depending on the following factors:

     o    general  economic  and  market   conditions   affecting  the  shipping
          industry;

     o    supply of dry bulk vessels;

     o    demand for dry bulk vessels;

     o    competition from other shipping companies;

     o    types and sizes of vessels;

     o    other modes of transportation;

     o    cost of newbuildings;

     o    prevailing level of charter rates; and

     o    technological advances.

     Any determination that a vessel's future limited useful life and earnings requires an impairment of its value on our financial statements could result in a charge against our earnings and the reduction of our shareholder's equity. If for any reason we sell our vessels at a time when prices have fallen, the sale may be less than the vessel's carrying amount on our financial statements, and we would incur a loss and a reduction in earnings.

If we violate environmental laws or regulations, the resulting liability may adversely affect our earnings and financial condition

     Our business and the operation of our vessels are materially affected by government regulation in the form of international conventions, national, state and local laws and regulations in force in the jurisdictions in which the vessels operate, as well as in the country or countries of their registration. Because such conventions, laws, and regulations are often revised, we cannot predict the ultimate cost of complying with such conventions, laws and regulations or the impact thereof on the resale price or useful life of our vessels. Additional conventions, laws and regulations may be adopted which could limit our ability to do business or increase the cost of our doing business and which may materially adversely affect our operations. We are required by various governmental and quasi-governmental agencies to obtain certain permits, licenses and certificates with respect to our operations.

     The operation of our vessels is affected by the requirements set forth in the IMO's International Management Code for the Safe Operation of Ships and Pollution Prevention (the "ISM Code"). The ISM Code requires shipowners and bareboat charterers to develop and maintain an extensive "Safety Management System" that includes the adoption of a safety and environmental protection policy setting forth instructions and procedures for safe operation and describing procedures for dealing with emergencies. The failure of a shipowner or bareboat charterer to comply with the ISM Code may subject such party to increased liability, may decrease available insurance coverage for the affected vessels, and may result in a denial of access to, or detention in, certain ports. Currently, each of our applicable vessels is ISM code-certified. However, there can be no assurance that such certification will be maintained indefinitely.

     The European Union is considering legislation that will affect the operation of vessels and the liability of owners for oil pollution. It is difficult to predict what legislation, if any, may be promulgated by the European Union or any other country or authority.

     Although the United States is not a party thereto, many countries have ratified and follow the liability scheme adopted by the IMO and set out in the International Convention on Civil Liability for Oil Pollution Damage, 1969, as amended (the "CLC"), and the Convention for the Establishment of an International Fund for Oil Pollution of 1971, as amended. Under these conventions, a vessel's registered owner is strictly liable for pollution damage caused on the territorial waters of a contracting state by discharge of persistent oil, subject to certain complete defences. Many of the countries that have ratified the CLC have increased the liability limits through a 1992 Protocol to the CLC. The liability limits in the countries that have ratified this Protocol are currently approximately $4.0 million plus approximately $566.0 per gross registered ton above 5,000 gross tons with an approximate maximum of $80.5 million per vessel, with the exact amount tied to a unit of account which varies according to a basket of currencies. The right to limit liability is forfeited under the CLC where the spill is caused by the owner's actual fault or privity and, under the 1992 Protocol, where the spill is caused by the owner's intentional or reckless conduct. Vessels trading to contracting states must provide evidence of insurance covering the limited liability of the owner. In jurisdictions where the CLC has not been adopted, various legislative schemes or common law govern, and liability is imposed either on the basis of fault or in a manner similar to the CLC.

     We currently maintain for each of our vessels pollution liability coverage insurance in the amount of $1 billion per incident. If the damages from a catastrophic spill exceeded our insurance coverage, it would severely hurt us.

Inspection by classification society

     The hull and machinery of every commercial vessel must be classed by a classification society authorised by its country of registry. The classification society certifies that a vessel is safe and seaworthy in accordance with the applicable rules and regulations of the country of registry of the vessel and the Safety of Life at Sea Convention. The Company's vessels are currently enrolled with Bureau Veritas ("BV") and the American Bureau of Shipping ("ABS"). BV has awarded ISM certification to Maryville and the Company's vessels.

     A vessel must  undergo  Annual  Surveys,  Intermediate  Surveys and Special
Surveys.  In  lieu  of a  Special  Survey,  a  vessel's  machinery  may  be on a continuous survey cycle, under which the machinery would be surveyed periodically over a five-year period. Our vessels are on Special Survey cycles for hull inspection and continuous survey cycles for machinery inspection. Every vessel is also required to be dry-docked every two to three years for inspection of the underwater parts of such vessel. Generally, we will make a decision to scrap a vessel or continue operations at the time of a vessel's fifth Special Survey.

World events outside our control may negatively affect our operations and financial condition

     Terrorist attacks such as the attacks on the United States on September 11, 2001 and the United States' continuing response to these attacks, as well as the threat of future terrorist attacks, continues to cause uncertainty in the world financial markets may affect our business, results of operations and financial condition. The recent conflict in Iraq may lead to additional acts of terrorism and armed conflict around the world, which may contribute to further economic instability in the global financial markets. These uncertainties could also adversely affect our ability to obtain additional financing on terms acceptable to us or at all.

     Terrorist attacks, such as the attack on the m.t. Limburg in October 2002, may in the future also negatively affect our operations and financial condition and directly impact our vessels or our customers. Future terrorist attacks could result in increased volatility of the financial markets in the United States and globally and could result in an economic recession in the United States or the world. Any of these occurrences could have a material adverse impact on our operating results, revenue, and costs.

COMPANY SPECIFIC RISK FACTORS

We are dependent on spot voyages in the volatile shipping markets

     We currently charter our vessels on a spot charter and short-term time charter basis. A time charter is a charter with a term of less than six months. Although dependence on spot charters is not unusual in the shipping industry, the spot charter and time charter markets are highly competitive and rates within those markets may fluctuate significantly based upon available charters and the supply of and demand for sea borne shipping capacity. While our focus on the spot charter market may enable us to benefit if industry conditions strengthen, we must consistently procure spot charter business. Conversely, such dependence makes us vulnerable to declining market rates for spot charters.

     Moreover, to the extent our vessels are employed in the spot market our operating costs will be more significantly impacted by increases in the cost of bunkers (fuel). Unlike time charters in which the charterer bears all of the bunker costs, in spot market voyages we bear the bunker charges. As a result, increases in bunker charges in any given period could have a material adverse effect on our cash flow and results of operations for the period in which the increase occurs.

     There can be no assurance that we will be successful in keeping all our vessels fully employed in these short-term markets or that future spot and short-term charter rates will be sufficient to enable our vessels to be operated profitably.

We face strong competition

     We obtain charters for our vessels in highly competitive markets in which our market share is insufficient to enforce any degree of pricing discipline. Although we believe that no single competitor has a dominant position in the markets in which we compete, certain competitors may be able to devote greater financial and other resources to their activities than we can, resulting in a significant competitive threat to us.

     Therefore, there can be no assurance that we will continue to compete successfully with our competitors or that these factors will not erode our competitive position in the future.

Risks associated with the purchase and operation of second hand vessels may affect our results of operations

     We acquired all of our vessels second hand, and we estimate their useful lives to be 28 years, depending on various market factors and management's ability to comply with government and industry regulatory requirements. Part of our business strategy includes the continued acquisition of second hand vessels when we find attractive opportunities.

     In general, expenditures necessary for maintaining a vessel in good operating condition increase as a vessel ages. Second hand vessels may also develop unexpected mechanical and operational problems despite adherence to regular survey schedules and proper maintenance. Cargo insurance rates also tend to increase with a vessel's age, and older vessels tend to be less fuel-efficient than newer vessels. While the difference in fuel consumption is factored into the freight rates that our older vessels earn, if the cost of bunker fuels were to increase significantly, it could disproportionately affect our vessels and significantly lower our profits. In addition, changes in governmental regulations, safety or other equipment standards may require

o    expenditures for alterations to existing equipment;

o    the addition of new equipment; or

o    restrictions on the type of cargo a vessel may transport.

     Future market conditions may not justify such expenditures or enable us to operate our vessels profitably during the remainder of their economic lives.

A decline in the market value of our vessels could lead to a default under our loan agreements and the loss of our vessels

     When the market value of a vessel declines, it reduces our ability to refinance the outstanding debt or obtain future financing. Also, declining vessel values could cause us to breach of some of the covenants under our financing agreements. In such an event, if we are unable to pledge additional collateral, or obtain waivers from the lenders, the lenders could accelerate the debt and in general foreclose on our vessels. In general, if we are unable to service our debt, it may have vessels repossessed by its lenders.

Servicing our debt limits funds available for other purposes and if we cannot service our debt, we may lose our vessels

     We must dedicate a large part of our cash flow from operations to paying principal and interest on our indebtedness. These payments limit the funds that are available to us for working capital, capital expenditures and other purposes and if we cannot service our debt, we may lose our vessels.

Our loan agreements contain restrictive covenants which may limit our liquidity and corporate activities and prevent proper service of debt, which could result in the loss of our vessels

     Our loan agreements impose significant operating and financial restrictions on us. These restrictions may limit our ability to:

     o    incur additional indebtedness;

     o    create liens on our assets;

     o    sell capital stock of our subsidiaries;

     o    make investments;

     o    engage in mergers or acquisitions;

     o    pay dividends and make capital expenditures;

     o change the management of our vessels or terminate or materially amend the management agreement relating to each vessel; and

     o    sell our vessels.

     Therefore, we may need to seek permission from our lenders in order to engage in some corporate actions. Our lenders' interests may be different from ours and we cannot guarantee that we will be able to obtain our lenders' permission when needed. This may prevent us from taking actions that are in our best interest.

We depend upon a few significant customers for a large part of our revenues. The loss of one or more of these customers could adversely affect our financial performance

     We have historically derived a significant part of our revenue from a small number of charterers. During 2002, we derived approximately 36% of our gross revenues from three charterers, and during 2003, we derived approximately 57% of our gross revenues from four charterers.

Our ability to successfully implement our business plans depends on our ability to obtain additional financing, which may affect the value of your investment in the company

     We will require substantial additional capital to fund the acquisition of additional vessels and to implement our business plans. We cannot be certain that sufficient financing will be available on terms that are acceptable to us or at all. If we cannot raise the capital we need in a timely manner and on acceptable terms, we may not be able to acquire the vessels necessary to implement our business plans and consequently you may lose some or all of your investment in the company.

     While we expect that a significant portion of the capital resources needed to acquire vessels will be through long term debt financing, we may raise additional funds through additional equity offerings. New equity investors may dilute the percentage of the ownership interest of existing shareholders in the company. Sales or the possibility of sales of substantial amounts of shares of our common stock in the public markets could adversely affect the market price of our common stock.

We may not effectively manage our growth

     The success of implementing our business plans will require us to effectively manage the anticipated the growth of our company. We may not be able to continue to manage effectively the expansion of our operations. Our ability to expand involves a number of risks and uncertainties, including our ability to obtain the required capital resources to acquire our vessels and continue to develop our management team. The failure to grow our company effectively could materially and adversely affect our operating results.

Purchasing and operating secondhand vessels may result in increased operating costs which could adversely affect our earnings

     Acquisitions  of second  hand  vessels  have  several  risks.  In  general, expenditures necessary for maintaining a vessel in good operating condition increase as a vessel ages. Second hand vessels may also develop unexpected mechanical and operational problems despite adherence to regular survey schedules and proper maintenance. Cargo insurance rates also tend to increase with a vessel's age, and older vessels tend to be less fuel-efficient than younger vessels. Depending on various market factors and management's ability to comply with government and industry regulatory requirements, the remaining useful life of second hand vessels may be significantly shorter than presently anticipated.

Risk of loss and insurance may affect our results

     Adverse weather conditions, mechanical failures, human error, war, terrorism, piracy and other circumstances and events create an inherent risk of catastrophic marine disasters and property loss in the operation of any ocean-going vessel. In addition, business interruptions due to political circumstances in foreign countries, hostilities, labour strikes, and boycotts may occur. Any such event may adversely affect our operations and result in loss of revenues or increased costs.

     We carry insurance to protect against most of the accident-related risks involved in the conduct of our business and we maintain environmental damage and pollution insurance coverage. We maintain hull and machinery and war risks insurance, which includes the risk of actual or constructive total loss, and protection and indemnity insurance with mutual assurance associations. We do not carry insurance covering the loss of revenue resulting from vessel off-hire time. There are no assurances that all covered risks are adequately insured against, that any particular claim will be paid or that we will be able to procure adequate insurance coverage at commercially reasonable rates in the future. More stringent environmental regulations in the past have resulted in increased costs for insurance against the risk of environmental damage or pollution. In the future, we may be unable to procure adequate insurance coverage to protect us against environmental damage or pollution.

     Our business is affected by a number of risks, including mechanical failure of our vessels, collisions, property loss to the vessels, cargo loss or damage and business interruption due to political circumstances in foreign countries, hostilities and labor strikes. In addition, the operation of any ocean-going vessel is subject to the inherent possibility of catastrophic marine disaster, including oil spills and other environmental mishaps, and the liabilities arising from owning and operating vessels in international trade. OPA, by imposing potentially unlimited liability upon owners, operators and bareboat charterers for certain oil pollution accidents in the U.S., has made liability insurance more expensive for ship owners and operators and has also caused insurers to consider reducing available liability coverage.

     We do not carry insurance covering the loss of revenue resulting from vessel off-hire time. We believe that our insurance coverage is adequate to protect it against most accident-related risks involved in the conduct of our business and that we maintain appropriate levels of environmental damage and pollution insurance coverage. Currently, the available amount of coverage for pollution is $1.0 billion for dry bulk carriers per vessel per incident. However, there can be no assurance that all risks are adequately insured against, that any particular claim will be paid or that we will be able to procure adequate insurance coverage at commercially reasonable rates.

Existing shareholders can exert considerable control over us, which may limit your ability to influence our actions

     Our Class B common shares have 1,000 votes per share and our Class A common shares, which are the common shares that will be sold through this prospectus, have one vote per share. Existing shareholders, including our executive officers and directors, together own 100% of our outstanding Class B common shares, representing approximately 91% of the voting power of our outstanding capital stock.

     Because of the dual class structure of our common shares, the holders of Class B common shares have the ability to control and will be able to control all matters submitted to our stockholders for approval even if they come to own less than 50% of our outstanding common shares. While the existing shareholders have no agreement, arrangement or understanding relating to the voting of their shares of common stock, they will have the power to exert considerable influence over our actions.

     Argon S.A. owns approximately 42% of our outstanding Class A common shares and none of our outstanding Class B common shares, together representing approximately 3.8% of the voting power of our outstanding capital stock. Argon S.A. is holding the shares pursuant to a trust in favor of Starling Trading Co, a corporation, whose sole shareholder is Ms. Ismini Panayotides, the daughter of our Chairman, Mr. Panayotides. Ms. Panayotides has no power of voting or disposition of these shares, and she has disclaimed beneficial ownership of these shares.

Maritime claimants could arrest our vessels, which could interrupt our cash flow

     Crew members, suppliers of goods and services to a vessel, shippers of cargo and other parties may be entitled to a maritime lien against a vessel for unsatisfied debts, claims or damages. In many jurisdictions a maritime lienholder may enforce its lien by arresting a vessel through foreclosure proceedings. The arrest or attachment of one or more of our vessels could interrupt our cash flow and require us to make significant payments to have the arrest lifted.

     In addition, in some jurisdictions, such as South Africa, under the "sister ship" theory of liability, a claimant may arrest both the vessel which is subject to the claimant's maritime lien and any "associated" vessel, which is any vessel owned or controlled by the same owner. Claimants could try to assert "sister ship" liability against one vessel in our fleet for claims relating to another of our ships.

Governments could requisition our vessels during a period of war or emergency, resulting in loss of earnings

     A government could requisition for title or seize our vessels. Requisition for title occurs when a government takes control of a vessel and becomes her owner. Also, a government could requisition our vessels for hire. Requisition for hire occurs when a government takes control of a vessel and effectively becomes her charterer at dictated charter rates. Generally, requisitions occur during a period of war or emergency. Government requisition of one or more of our vessels would negatively impact our revenues.

Our operations outside the United States expose us to global risks that may interfere with the operation of our vessels

     We are an international company and primarily conduct our operations outside the United States. Changing economic, political and governmental conditions in the countries where we are engaged in business or where our vessels are registered affect us. In the past, political conflicts resulted in attacks on vessels, mining of waterways and other efforts to disrupt shipping in the area. For example, in October 2002, the VLCC Limburg was attacked by terrorists in Yemen. Acts of terrorism and piracy have also affected vessels trading in regions such as the South China Sea. Following the terrorist attack in New York City on September 11, 2001, and the military response of the United States, the likelihood of future acts of terrorism may increase, and our vessels may face higher risks of being attacked. In addition, future hostilities or other political instability in regions where our vessels trade could affect our trade patterns and adversely affect our operations and performance.

We may have to pay tax on United States source income, which would reduce our earnings

     Under the United States Internal Revenue Code of 1986, or the Code, 50% of the gross shipping income of a vessel owning or chartering corporation, such as ourselves and our subsidiaries, that is attributable to transportation that begins or ends, but that does not both begin and end, in the United States is characterized as United States source shipping income and such income will be subject to a 4% United States federal income tax , unless that corporation is entitled to a special tax exemption under the Code which applies to the international shipping income derived by some non-United States corporations. We expect that we and each of our subsidiaries qualify for this statutory tax exemption and we will take this position for United States tax return reporting purposes. However, there are several risks that could cause us to become taxed on our United States source shipping income. Our largest shareholder has holdings of approximately 42% of our outstanding shares. There is a risk that we could no longer qualify under the statutory tax exemption if this shareholder or other shareholders with a five percent or greater interest were to combine to own 50% or more of our outstanding common shares. In addition, due to the factual nature of the issues involved, we can give no assurances on our tax-exempt status or that of any of our subsidiaries.

     If we or our subsidiaries are not entitled to this statutory tax exemption for any taxable year, we or our subsidiaries would be subject for any such year to a 4% United States federal income tax on our United States source shipping income. The imposition of this taxation would have a negative effect on our business and would result in decreased earnings available for distribution to our shareholders.

Because we generate all of our revenues in U.S. dollars but incur a significant portion of our expenses in other currencies, exchange rate fluctuations could hurt our results of operations

     We generate all of our revenues in U.S. dollars but incur approximately 30% of our vessel operating expenses in currencies other than U.S. dollars. This variation in operating revenues and expenses could lead to fluctuations in net income due to changes in the value of the U.S. dollar relative to the other currencies, in particular the Japanese yen, the Euro, the Singapore dollar and the British pound sterling. Expenses incurred in foreign currencies against which the U.S. dollar falls in value can increase, decreasing our revenues. We do not hedge these risks. Our operations could suffer as a result.

Because we are a foreign corporation, you may not have the same rights that a shareholder in a U.S. corporation may have

     We are a Liberian corporation. Our articles of incorporation and bylaws and the Business Corporation Act of Liberia 1976 govern our affairs. While the Liberian Business Corporation Act resembles provisions of the corporation laws of a number of states in the United States, Liberian law does not as clearly establish your rights and the fiduciary responsibilities of our directors as do statutes and judicial precedent in some U.S. jurisdictions. However, while the Liberian courts generally follow U.S. court precedent, there have been few judicial cases in Liberia interpreting the Liberian Business Corporation Act. Investors may have more difficulty in protecting their interests in the face of actions by the management, directors or controlling shareholders than would shareholders of a corporation incorporated in a U.S. jurisdiction which has developed a substantial body of case law.

Because most of our employees are covered by industry-wide collective bargaining agreements, failure of industry groups to renew those agreements may disrupt our operations and adversely affect our earnings

     We employ approximately 131 seafarers and 24 land-based employees in our Athens office. The employees in Athens are covered by industry-wide collective bargaining agreements that set basic standards. We cannot assure you that these agreements will prevent labor interruptions. Any labor interruptions could disrupt our operations and harm our financial performance.

Our vessels may suffer damage and we may face unexpected drydocking costs which could affect our cash flow and financial condition

     If our vessels suffer damage, they may need to be repaired at a drydocking facility. The costs of drydock repairs are unpredictable and can be substantial. We may have to pay drydocking costs that our insurance does not cover. This would decrease earnings.

                                 USE OF PROCEEDS

     Unless we specify otherwise in any prospectus supplement, we intend to use the net proceeds from the sale of securities offered by this prospectus to make vessel acquisitions and for capital expenditures, repayment of indebtedness, working capital, and general corporate purposes.

                           FORWARD LOOKING STATEMENTS

     Matters discussed in this document may constitute forward-looking statements. The Private Securities Litigation Reform Act of 1995 provides safe harbor protections for forward-looking statements in order to encourage companies to provide prospective information about their business. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance, and underlying assumptions and other statements, which are other than statements of historical facts.

     We desire to take advantage of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and are including this cautionary statement in connection with this safe harbor legislation. This document and any other written or oral statements made by us or on our behalf may include forward-looking statements which reflect our current views with respect to future events and financial performance. The words "believe," "anticipate," "intend," "estimate," "forecast," "project," "plan," "potential," "will," "may," "should," "expect" and similar expressions identify forward-looking statements.

     The forward-looking statements in this document are based upon various assumptions, many of which are based, in turn, upon further assumptions, including without limitation, management's examination of historical operating trends, data contained in our records and other data available from third parties. Although we believe that these assumptions were reasonable when made, because these assumptions are inherently subject to significant uncertainties and contingencies which are difficult or impossible to predict and are beyond our control, we cannot assure you that we will achieve or accomplish these expectations, beliefs or projections.

     In addition to these important factors and matters discussed elsewhere in this prospectus, and in the documents incorporated by reference in this prospectus, important factors that, in our view, could cause actual results to differ materially from those discussed in the forward-looking statements include the strength of world economies and currencies, general market conditions, including fluctuations in charterhire rates and vessel values, changes in demand in the dry bulk vessel market, changes in the company's operating expenses, including bunker prices, drydocking and insurance costs, changes in governmental rules and regulations or actions taken by regulatory authorities including those that may limit the commercial useful lives of dry bulk vessels, potential liability from pending or future litigation, general domestic and international political conditions, potential disruption of shipping routes due to accidents or political events, and other important factors described from time to time in the reports we file with the Securities and Exchange Commission and the New York Stock Exchange. We caution readers of this prospectus and any prospectus supplement not to place undue reliance on these forward-looking statements, which speak only as of their dates. We undertake no obligation to update or revise any forward-looking statements.

                       RATIO OF EARNINGS TO FIXED CHARGES
                                   (Unaudited)

     The following table sets forth our ratio of earnings to fixed charges for each of the preceding five fiscal years.

                                                     FISCAL YEAR(1)
                                          -------------------------------------
                                                 Year Ended December 31,
                                          -------------------------------------
                             Nine months
                                ended
                              September
                               30, 2004   2003     2002    2001    2000    1999
                               --------   ----     ----    ----    ----    ----
Ratio of earnings to fixed
charges                         109.16x   20.9x    2.6x    0.9x    3.1x    4.9x

Ratio of earnings to combined
fixed charges and preferred
stock dividends(1)              109.16x   20.9x    2.6x    0.9x    3.1x    4.9x

Dollar Amount (in thousands)
of Deficiency in Earnings to

Fixed Charges                    N/A       N/A     N/A     $195     N/A     N/A

----------
(1)  We have not issued any preferred stock as of the date of this prospectus.

For purposes of computing the consolidated ratio of earnings to fixed charges, earnings consist of net income before equity income plus interest expensed and amortization of capitalized expenses relating to indebtedness and distributed income of equity investees. Fixed charges consist of interest expensed and amortization of capitalized expenses relating to indebtedness.

                                 CAPITALIZATION

                                                        As of September 30, 2004
                                                               (unaudited)
                                                                 Actual
                                                         (Dollars in thousands)

Debt:
  Current portion of long-term debt                                $2,140

  Total long-term debt, net of current portion                      4,265

     Total debt                                                     6,405

Shareholder's equity:
  Preferred shares, $0.01 par value;
  5,000,000 shares authorized, none issued 0

  Common shares, $0.01 par value;
  Class A:
  49,000,000 shares authorized,
  11,496,153 issued                                                   115
  Class B:
  1,000,000 shares authorized,
  114,946 issued                                                        1

  Additional paid-in capital                                       12,087
  [Less Treasury Stock]                                              (187)

  Warrants and options                                                  0

  Accumulated other comprehensive
  income (loss)                                                         0

  Retained earnings                                                24,538
                                                                  -------

     Total Shareholder's equity                                    36,554
                                                                  -------

     Total Capitalization                                         $42,959
                                                                  =======

                              PLAN OF DISTRIBUTION

     We may sell or distribute the securities included in this Registration Statement through underwriters, through agents, to dealers, in private transactions, at market prices prevailing at the time of sale, at prices related to the prevailing market prices, or at negotiated prices.

     In addition, we may sell some or all of the securities included in this Registration Statement through:

          o a block trade in which a broker-dealer may resell a portion of the block, as principal, in order to facilitate the transaction;

          o purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account; or

          o ordinary brokerage transactions and transactions in which a broker solicits purchasers.

     We may enter into hedging transactions with respect to our securities. For example, we may:

          o enter into transactions involving short sales of the common shares by broker-dealers;

          o sell common shares short themselves and deliver the shares to close out short positions;

          o enter into option or other types of transactions that require us to deliver common shares to a broker-dealer, who will then resell or transfer the common shares under this prospectus; or

          o loan or pledge the common shares to a broker-dealer, who may sell the loaned shares or, in the event of default, sell the pledged shares.

     Any broker-dealers or other persons acting on our behalf that participate with us in the distribution of the shares may be deemed to be underwriters and any commissions received or profit realized by them on the resale of the shares may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended, or the Securities Act.

     At the time that any particular offering of securities is made, to the extent required by the Securities Act, a prospectus supplement will be distributed, setting forth the terms of the offering, including the aggregate number of securities being offered, the purchase price of the securities, the initial offering price of the securities, the names of any underwriters, dealers or agents, any discounts, commissions and other items constituting compensation from us and any discounts, commissions or concessions allowed or reallowed or paid to dealers.

     Underwriters and agents in any distribution contemplated hereby, including but not limited to at-the-market equity offerings, may from time to time include Cantor Fitzgerald & Co. Underwriters or agents could make sales in privately negotiated transactions and/or any other method permitted by law, including sales deemed to be an "at the market" offering as defined in Rule 415 promulgated under the Securities Act, which includes sales made directly on the American Stock Exchange, the existing trading market for our common stock, or sales made to or through a market maker other than on an exchange. At-the-market offerings may not exceed 10% of the aggregate market value of our outstanding voting securities held by non-affiliates on a date within 60 days prior to the filing of the registration statement of which this prospectus is a part.

     We will bear costs relating to all of the securities being registered under this Registration Statement.

                        ENFORCEMENT OF CIVIL LIABILITIES

     We are a Liberian company, and our executive offices and administrative activities and assets, as well as those of certain of the experts named in this prospectus, are located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon us or those persons or to enforce both in the United States and outside the United States judgments against us or those persons obtained in United States courts in any action, including actions predicated upon the civil liability provisions of the federal securities laws of the United States. In addition, our directors and officers are residents of jurisdictions other than the United States, and all or a substantial portion of the assets of those persons are or may be located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States on those persons or to enforce against them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the federal securities laws of the United States. We have been advised by our legal counsel, Seward & Kissel LLP, that there is uncertainty as to whether the courts of Liberia would (i) enforce judgments of United States courts obtained against us or such persons predicated upon the civil liability provisions of the federal securities laws of the United States or (ii) entertain original actions brought in Liberian courts against us or such persons predicated upon the federal securities laws of the United States.

                          DESCRIPTION OF CAPITAL STOCK

Authorized and Outstanding Capital Stock

     Under our articles of incorporation, our authorized capital stock consists of 55,000,000 common shares, par value $0.01 per share, of which 11,611,099 are issued and outstanding in the aggregate in two separate classes, Class A and Class B, consisting of 11,496,153 and 114,946 outstanding shares, respectively, and 5,000,000 preferred shares, par value $0.01 per share, of which none are issued and outstanding. All of our shares are in registered form. The following summary description of the terms of our capital stock is not complete and is qualified by reference to our Amended and Restated Articles of Incorporation and By-Laws, copies of which we have filed as exhibits to the registration statement of which this prospectus is part, the certificate of designations which we will file with the Securities and Exchange Commission at the time of any offering of our preferred stock, and information contained our filings with the Commission to the extent these filings are incorporated by reference herein as set forth in "Where You Can Find Additional Information--Information Incorporated By Reference".

Share History

     In October 1997, certain of our shareholders purchased approximately 65% of the common shares of B+H Maritime Carriers Ltd., a Liberian Corporation formed in November 1988 that had disposed of its assets and ceased operations. The Company changed its name to Excel Maritime Carriers Ltd. on April 28, 1998. The Company effected a 1-for-20 reverse stock split on May 8, 1998, resulting in 221,806 common shares outstanding. Thereafter, the Company's common shares were approved for listing and commenced trading on the American Stock Exchange under the symbol "EXM". On May 22, 1998, the Company issued 6,350,000 common shares resulting in 6,571,806 common shares outstanding.

     On August 31, 1999, the shareholders of the Company approved amendments to the Company's Articles of Incorporation increasing the aggregate number of shares which the Company may issue to an aggregate of 55,000,000 shares as follows: 5,000,000 shares of Preferred Stock (par value $0.01 per share), 49,000,000 Class A common shares (par value $0.01 per share), and 1,000,000 Class B common shares (par value $0.01 per share).

     During September and October 1999, the Company issued a total of 4,924,347 Class A common shares as consideration for the acquisition of the shares of four holding companies that each owned one vessel. On December 27, 1999, the Company issued to its existing shareholders a share dividend of one Class B common share for every 100 Class A common shares held by the existing shareholders. Class B common shares entitle the shareholder to 1,000 votes per share and do not have an active trading market. The Class B common shares are not listed on any exchange or quotation system.

     On March 21, 2002, the Company paid a one time cash dividend of $2.15 per share. During that year, the Company sold 51,028 of its treasury shares. From the sale of shares the Company realized a gain of $1,000. During 2003, the Company acquired 1,300 of its Class A common shares and 14 of its Class B common shares for an average price of $1.15.

     The Company has not granted any options or warrants to acquire any of its capital stock.

Common Shares

     We have both Class A common shares and Class B common shares. As of the date of this prospectus, we have 11,611,099 common shares outstanding in the aggregate, in two separate classes, Class A (11,496,153 shares) and Class B (114,946 shares). The holders of the Class A shares are entitled to one vote per share on each matter requiring the approval of the holders of common shares of the Company, whether pursuant to our Articles of Incorporation, our Bylaws, the Liberian Business Corporation Act or otherwise. The holders of Class B shares are entitled to one thousand votes per Class B share. Subject to preferences that may be applicable to any outstanding preferred shares, holders of common shares are entitled to receive ratably all dividends, if any, declared by the board of directors out of funds legally available for dividends. Holders of common shares do not have conversion, redemption or preemptive rights to subscribe to any or our securities. All outstanding common shares are fully paid and nonassessable. The rights, preferences and privileges of holders of common shares are subject to the rights of the holders of any preferred shares which we may issue in the future.

     Our Class A common shares are listed on the American Stock Exchange under the symbol "EXM."

Preferred Shares

     The board of directors has the authority to issue 5,000,000 preferred shares in one or more series and to determine the rights, preferences, privileges and restrictions, with respect to, among other things, dividends, conversion, voting, redemption, liquidation and the number of shares constituting any series, without any further vote or action by the shareholders. The issuance of preferred shares may have the effect of delaying, deferring or preventing a change in control of the Company without further action by the shareholders. The issuance of preferred shares with voting and conversion rights may adversely affect the voting power of the holders of common shares. The material terms of any series of preferred shares that we offer though a prospectus supplement will be described in that prospectus supplement.

                         DESCRIPTION OF DEBT SECURITIES

     We may issue debt securities from time to time in one or more series, under one or more indentures, each dated as of a date on or prior to the issuance of the debt securities to which it relates. We may issue senior debt securities and subordinated debt securities pursuant to separate indentures, a senior indenture and a subordinated indenture, respectively, in each case between us and the trustee named in the indenture. These indentures will be filed either as exhibits to an amendment to this Registration Statement or a prospectus supplement, or as an exhibit to a Securities Exchange Act of 1934, or Exchange Act, report that will be incorporated by reference to the Registration Statement or a prospectus supplement. We will refer to any or all of these reports as "subsequent filings". The senior indenture and the subordinated indenture, as amended or supplemented from time to time, are sometimes referred to individually as an "indenture" and collectively as the "indentures." Each indenture will be subject to and governed by the Trust Indenture Act. The aggregate principal amount of debt securities which may be issued under each indenture will be unlimited and each indenture will contain the specific terms of any series of debt securities or provide that those terms must be set forth in or determined pursuant to, an authorizing resolution, as defined in the applicable prospectus supplement, and/or a supplemental indenture, if any, relating to such series.

     Certain of our subsidiaries may guarantee the debt securities we offer. Those guarantees may or may not be secured by liens, mortgages, and security interests in the assets of those subsidiaries. The terms and conditions of any such subsidiary guarantees, and a description of any such liens, mortgages or security interests, will be set forth in the prospectus supplement that will accompany this prospectus.

     Our statements below relating to the debt securities and the indentures are summaries of their anticipated provisions, are not complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the applicable indenture and any applicable U.S. federal income tax consideration as well as any applicable modifications of or additions to the general terms described below in the applicable prospectus supplement or supplemental indenture.

General

     Neither indenture limits the amount of debt securities which may be issued, and each indenture provides that debt securities may be issued up to the aggregate principal amount from time to time. The debt securities may be issued in one or more series. The senior debt securities will be unsecured and will rank on a parity with all of our other unsecured and unsubordinated indebtedness. Each series of subordinated debt securities will be unsecured and subordinated to all present and future senior indebtedness of debt securities will be described in an accompanying prospectus supplement.

     You should read the subsequent filings relating to the particular series of debt securities for the following terms of the offered debt securities:

          o    the  designation,   aggregate  principal  amount  and  authorized
               denominations;

          o the issue price, expressed as a percentage of the aggregate principal amount;

          o    the maturity date;

          o    the interest rate per annum, if any;

          o if the offered debt securities provide for interest payments, the date from which interest will accrue, the dates on which interest will be payable, the date on which payment of interest will commence and the regular record dates for interest payment dates;

          o any optional or mandatory sinking fund provisions or conversion or exchangeability provisions;

          o the date, if any, after which and the price or prices at which the offered debt securities may be optionally redeemed or must be mandatorily redeemed and any other terms and provisions of optional or mandatory redemptions;

          o if other than denominations of $1,000 and any integral multiple thereof, the denominations in which offered debt securities of the series will be issuable;

          o if other than the full principal amount, the portion of the principal amount of offered debt securities of the series which will be payable upon acceleration or provable in bankruptcy;

          o    any events of default not set forth in this prospectus;

          o the currency or currencies, including composite currencies, in which principal, premium and interest will be payable, if other than the currency of the United States of America;

          o if principal, premium or interest is payable, at our election or at the election of any holder, in a currency other than that in which the offered debt securities of the series are stated to be payable, the period or periods within which, and the terms and conditions upon which, the election may be made;

          o whether interest will be payable in cash or additional securities at our or the holders' option and the terms and conditions upon which the election may be made;

          o if denominated in a currency or currencies other than the currency of the United States of America, the equivalent price in the currency of the United States of America for purposes of determining the voting rights of holders of those debt securities under the applicable indenture;

          o if the amount of payments of principal, premium or interest may be determined with reference to an index, formula or other method based on a coin or currency other than that in which the offered debt securities of the series are stated to be payable, the manner in which the amounts will be determined;

          o any restrictive covenants or other material terms relating to the offered debt securities, which may not be inconsistent with the applicable indenture;

          o whether the offered debt securities will be issued in the form of global securities or certificates in registered or bearer form;

          o    any terms with respect to subordination;

          o    any listing on any securities exchange or quotation system;

          o    additional   provisions,   if  any,  related  to  defeasance  and
               discharge of the offered debt securities; and

          o    the applicability of any guarantees.

     Unless otherwise indicated in subsequent filings with the Commission relating to the indenture, principal, premium and interest will be payable and the debt securities will be transferable at the corporate trust office of the applicable trustee. Unless other arrangements are made or set forth in subsequent filings or a supplemental indenture, principal, premium and interest will be paid by checks mailed to the holders at their registered addresses.

     Unless otherwise indicated in subsequent filings with the Commission, the debt securities will be issued only in fully registered form without coupons, in denominations of $1,000 or any integral multiple thereof. No service charge will be made for any transfer or exchange of the debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with these debt securities.

     Some or all of the debt securities may be issued as discounted debt securities, bearing no interest or interest at a rate which at the time of issuance is below market rates, to be sold at a substantial discount below the stated principal amount. United States federal income consequences and other special considerations applicable to any discounted securities will be described in subsequent filings with the Commission relating to those securities.

     We refer you to applicable subsequent filings with respect to any deletions or additions or modifications from the description contained in this prospectus.

Senior Debt

     We will issue senior debt securities under the senior debt indenture. These senior debt securities will rank on an equal basis with all our other unsecured debt except subordinated debt.

Subordinated Debt

     We will issue subordinated debt securities under the subordinated debt indenture. Subordinated debt will rank subordinate and junior in right of payment, to the extent set forth in the subordinated debt indenture, to all our senior debt (both secured and unsecured).

     In general, the holders of all senior debt are first entitled to receive payment of the full amount unpaid on senior debt before the holders of any of the subordinated debt securities are entitled to receive a payment on account of the principal or interest on the indebtedness evidenced by the subordinated debt securities in certain events.

     If we default in the payment of any principal of, or premium, if any, or interest on any senior debt when it becomes due and payable after any applicable grace period, then, unless and until the default is cured or waived or ceases to exist, we cannot make a payment on account of or redeem or otherwise acquire the subordinated debt securities.

     If there is any insolvency, bankruptcy, liquidation or other similar proceeding relating to us or our property, then all senior debt must be paid in full before any payment may be made to any holders of subordinated debt securities.

     Furthermore, if we default in the payment of the principal of and accrued interest on any subordinated debt securities that is declared due and payable upon an event of default under the subordinated debt indenture, holders of all our senior debt will first be entitled to receive payment in full in cash before holders of such subordinated debt can receive any payments.

     Senior debt means:

     o the principal, premium, if any, interest and any other amounts owing in respect of our indebtedness for money borrowed and indebtedness evidenced by securities, notes, debentures, bonds or other similar instruments issued by us, including the senior debt securities or letters of credit;

     o    all capitalized lease obligations;

     o    all hedging obligations;

     o    all obligations  representing the deferred purchase price of property;
          and

     o all deferrals, renewals, extensions and refundings of obligations of the type referred to above;

     o    but senior debt does not include:

     o    subordinated debt securities; and

     o any indebtedness that by its terms is subordinated to, or ranks on an equal basis with, our subordinated debt securities.

Covenants

     Any series of offered debt securities may have covenants in addition to or differing from those included in the applicable indenture which will be described in subsequent filings prepared in connection with the offering of such securities, limiting or restricting, among other things:

               o the ability of us or our subsidiaries to incur either secured or unsecured debt, or both;

               o the ability to make certain payments, dividends, redemptions or repurchases;

               o    our   ability   to  create   dividend   and  other   payment
                    restrictions affecting our subsidiaries;

               o    our ability to make investments;

               o    mergers and consolidations by us or our subsidiaries;

               o    sales of assets by us;

               o    our ability to enter into transactions with affiliates;

               o    our ability to incur liens; and

               o    sale and leaseback transactions.

Modification of the Indentures

     Each indenture and the rights of the respective holders may be modified by us only with the consent of holders of not less than a majority in aggregate principal amount of the outstanding debt securities of all series under the respective indenture affected by the modification, taken together as a class. But no modification that:

     (1) changes the amount of securities whose holders must consent to an amendment, supplement or waiver;

     (2)  reduces  the  rate of or  changes  the  interest  payment  time on any security or alters its redemption provisions (other than any alteration to any such Section which would not materially adversely affect the legal rights of any holder under the indenture) or the price at which we are required to offer to purchase the securities;

     (3) reduces the principal or changes the maturity of any security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation;

     (4) waives a default or event of default in the payment of the principal of or interest, if any, on any security (except a rescission of acceleration of the securities of any series by the holders of at least a majority in principal amount of the outstanding securities of that series and a waiver of the payment default that resulted from such acceleration);

     (5) makes the principal of or interest, if any, on any security payable in any currency other than that stated in the Security;

     (6) makes any change with respect to holders' rights to receive principal and interest, the terms pursuant to which defaults can be waived, certain modifications affecting shareholders or certain currency-related issues; or

     (7) waives a redemption payment with respect to any Security or change any of the provisions with respect to the redemption of any securities will be effective against any holder without his consent. In addition, other terms as specified in subsequent filings may be modified without the consent of the holders.

Events of Default

     Each indenture defines an event of default for the debt securities of any series as being any one of the following events:

          o default in any payment of interest when due which continues for 30 days;

          o    default in any payment of principal or premium when due;

          o    default in the deposit of any sinking fund payment when due;

          o default in the performance of any covenant in the debt securities or the applicable indenture which continues for 60 days after we receive notice of the default;

          o default under a bond, debenture, note or other evidence of indebtedness for borrowed money by us or our subsidiaries (to the extent we are directly responsible or liable therefor) having a principal amount in excess of a minimum amount set forth in the applicable subsequent filing, whether such indebtedness now exists or is hereafter created, which default shall have resulted in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, without such acceleration having been rescinded or annulled or cured within 30 days after we receive notice of the default; and

          o    events of bankruptcy, insolvency or reorganization.

     An event of default of one series of debt securities does not necessarily constitute an event of default with respect to any other series of debt securities.

     There may be such other or different events of default as described in an applicable subsequent filing with respect to any class or series of offered debt securities.

     In case an event of default occurs and continues for the debt securities of any series, the applicable trustee or the holders of not less than 25% in aggregate principal amount of the debt securities then outstanding of that series may declare the principal and accrued but unpaid interest of the debt securities of that series to be due and payable. Any event of default for the debt securities of any series which has been cured may be waived by the holders of a majority in aggregate principal amount of the debt securities of that series then outstanding.

     Each indenture requires us to file annually after debt securities are issued under that indenture with the applicable trustee a written statement signed by two of our officers as to the absence of material defaults under the terms of that indenture. Each indenture provides that the applicable trustee may withhold notice to the holders of any default if it considers it in the interest of the holders to do so, except notice of a default in payment of principal, premium or interest.

     Subject to the duties of the trustee in case an event of default occurs and continues, each indenture provides that the trustee is under no obligation to exercise any of its rights or powers under that indenture at the request, order or direction of holders unless the holders have offered to the trustee reasonable indemnity. Subject to these provisions for indemnification and the rights of the trustee, each indenture provides that the holders of a majority in principal amount of the debt securities of any series then outstanding have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee as long as the exercise of that right does not conflict with any law or the indenture.

Defeasance and Discharge

     The terms of each indenture provide us with the option to be discharged from any and all obligations in respect of the debt securities issued thereunder upon the deposit with the trustee, in trust, of money or U.S. government obligations, or both, which through the payment of interest and principal in accordance with their terms will provide money in an amount sufficient to pay any installment of principal, premium and interest on, and any mandatory sinking fund payments in respect of, the debt securities on the stated maturity of the payments in accordance with the terms of the debt securities and the indenture governing the debt securities. This right may only be exercised if, among other things, we have received from, or there has been published by, the United States Internal Revenue Service a ruling to the effect that such a discharge will not be deemed, or result in, a taxable event with respect to holders. This discharge would not apply to our obligations to register the transfer or exchange of debt securities, to replace stolen, lost or mutilated debt securities, to maintain paying agencies and hold moneys for payment in trust.

Defeasance of Certain Covenants

     The terms of the debt securities provide us with the right to omit complying with specified covenants and that specified events of default described in a subsequent filing will not apply. In order to exercise this right, we will be required to deposit with the trustee money or U.S. government obligations, or both, which through the payment of interest and principal will provide money in an amount sufficient to pay principal, premium, if any, and interest on, and any mandatory sinking fund payments in respect of, the debt securities on the stated maturity of such payments in accordance with the terms of the debt securities and the indenture governing such debt securities. We will also be required to deliver to the trustee an opinion of counsel to the effect that we have received from, or there has been published by, the IRS a ruling to the effect that the deposit and related covenant defeasance will not cause the holders of such series to recognize income, gain or loss for federal income tax purposes.

     A subsequent filing may further describe the provisions, if any, of any particular series of offered debt securities permitting a discharge defeasance.

Subsidiary Guarantees

     Certain of our subsidiaries may guarantee the debt securities we offer. In that case, the terms and conditions of the subsidiary guarantees will be set forth in the applicable prospectus supplement. Unless we indicate differently in the applicable prospectus supplement, if any of our subsidiaries guarantee any of our debt securities that are subordinated to any of our senior indebtedness, then the subsidiary guarantees will be subordinated to the senior indebtedness of such subsidiary to the same extent as our debt securities are subordinated to our senior indebtedness.

Global Securities

     The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depository identified in an applicable subsequent filing and registered in the name of the depository or a nominee for the depository. In such a case, one or more global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal amount of outstanding debt securities of the series to be represented by the global security or securities. Unless and until it is exchanged in whole or in part for debt securities in definitive certificated form, a global security may not be transferred except as a whole by the depository for the global security to a nominee of the depository or by a nominee of the depository to the depository or another nominee of the depository or by the depository or any nominee to a successor depository for that series or a nominee of the successor depository and except in the circumstances described in an applicable subsequent filing.

     We expect that the following provisions will apply to depository arrangements for any portion of a series of debt securities to be represented by a global security. Any additional or different terms of the depository arrangement will be described in an applicable subsequent filing.

     Upon the issuance of any global security, and the deposit of that global security with or on behalf of the depository for the global security, the depository will credit, on its book-entry registration and transfer system, the principal amounts of the debt securities represented by that global security to the accounts of institutions that have accounts with the depository or its nominee. The accounts to be credited will be designated by the underwriters or agents engaging in the distribution of the debt securities or by us, if the debt securities are offered and sold directly by us. Ownership of beneficial interests in a global security will be limited to participating institutions or persons that may hold interest through such participating institutions. Ownership of beneficial interests by participating institutions in the global security will be shown on, and the transfer of the beneficial interests will be effected only through, records maintained by the depository for the global security or by its nominee. Ownership of beneficial interests in the global security by persons that hold through participating institutions will be shown on, and the transfer of the beneficial interests within the participating institutions will be effected only through, records maintained by those participating institutions. The laws of some jurisdictions may require that purchasers of securities take physical delivery of the securities in certificated form. The foregoing limitations and such laws may impair the ability to transfer beneficial interests in the global securities.

     So long as the depository for a global security, or its nominee, is the registered owner of that global security, the depository or its nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the global security for all purposes under the applicable indenture. Unless otherwise specified in an applicable subsequent filing and except as specified below, owners of beneficial interests in the global security will not be entitled to have debt securities of the series represented by the global security registered in their names, will not receive or be entitled to receive physical delivery of debt securities of the series in certificated form and will not be considered the holders thereof for any purposes under the indenture. Accordingly, each person owning a beneficial interest in the global security must rely on the procedures of the depository and, if such person is not a participating institution, on the procedures of the participating institution through which the person owns its interest, to exercise any rights of a holder under the indenture.

     The depository may grant proxies and otherwise authorize participating institutions to give or take any request, demand, authorization, direction, notice, consent, waiver or other action which a holder is entitled to give or take under the applicable indenture. We understand that, under existing industry practices, if we request any action of holders or any owner of a beneficial interest in the global security desires to give any notice or take any action a holder is entitled to give or take under the applicable indenture, the depository would authorize the participating institutions to give the notice or take the action, and participating institutions would authorize beneficial owners owning through such participating institutions to give the notice or take the action or would otherwise act upon the instructions of beneficial owners owning through them.

     Unless otherwise specified in an applicable subsequent filings, payments of principal, premium and interest on debt securities represented by global security registered in the name of a depository or its nominee will be made by us to the depository or its nominee, as the case may be, as the registered owner of the global security.

     We expect that the depository for any debt securities represented by a global security, upon receipt of any payment of principal, premium or interest, will credit participating institutions' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global security as shown on the records of the depository. We also expect that payments by participating institutions to owners of beneficial interests in the global security held through those participating institutions will be governed by standing instructions and customary practices, as is now the case with the securities held for the accounts of customers registered in street names, and will be the responsibility of those participating institutions. None of us, the trustees or any agent of ours or the trustees will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests in a global security, or for maintaining, supervising or reviewing any records relating to those beneficial interests.

     Unless otherwise specified in the applicable subsequent filings, a global security of any series will be exchangeable for certificated debt securities of the same series only if:

          o the depository for such global securities notifies us that it is unwilling or unable to continue as depository or such depository ceases to be a clearing agency registered under the Exchange Act and, in either case, a successor depository is not appointed by us within 90 days after we receive the notice or become aware of the ineligibility,

          o we in our sole discretion determine that the global securities shall be exchangeable for certificated debt securities, or

          o    there shall have  occurred and be  continuing an event of default
               under  the   applicable   indenture  with  respect  to  the  debt
               securities of that series.

     Upon any exchange, owners of beneficial interests in the global security or securities will be entitled to physical delivery of individual debt securities in certificated form of like tenor and terms equal in principal amount to their beneficial interests, and to have the debt securities in certificated form registered in the names of the beneficial owners, which names are expected to be provided by the depository's relevant participating institutions to the applicable trustee.

     In the event that the Depository Trust Company, or DTC, acts as depository for the global securities of any series, the global securities will be issued as fully registered securities registered in the name of Cede & Co., DTC's partnership nominee.

     DTC is a limited purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its participating institutions deposit with DTC. DTC also facilitates the settlement among participating institutions of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participating institutions' accounts, thereby eliminating the need for physical movement of securities certificates. Direct participating institutions include securities brokers and dealers, banks, trust companies, clearing corporations and other organizations. DTC is owned by a number of its direct participating institutions and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others, such as securities brokers and dealers and banks and trust companies that clear through or maintain a custodial relationship with a direct participating institution, either directly or indirectly. The rules applicable to DTC and its participating institutions are on file with the Commission.

     To facilitate subsequent transfers, the debt securities may be registered in the name of DTC's nominee, Cede & Co. The deposit of the debt securities with DTC and their registration in the name of Cede & Co. will effect no change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the debt securities. DTC's records reflect only the identity of the direct participating institutions to whose accounts debt securities are credited, which may or may not be the beneficial owners. The participating institutions remain responsible for keeping account of their holdings on behalf of their customers.

     Delivery of notices and other communications by DTC to direct participating institutions, by direct participating institutions to indirect participating institutions, and by direct participating institutions and indirect participating institutions to beneficial owners of debt securities are governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect.

     Neither DTC nor Cede & Co. consents or votes with respect to the debt securities. Under its usual procedures, DTC mails a proxy to the issuer as soon as possible after the record date. The proxy assigns Cede & Co.'s consenting or voting rights to those direct participating institution to whose accounts the debt securities are credited on the record date.

     If applicable, redemption notices shall be sent to Cede & Co. If less than all of the debt securities of a series represented by global securities are being redeemed, DTC's practice is to determine by lot the amount of the interest of each direct participating institutions in that issue to be redeemed.

     To the extent that any debt securities provide for repayment or repurchase at the option of the holders thereof, a beneficial owner shall give notice of any option to elect to have its interest in the global security repaid by us, through its participating institution, to the applicable trustee, and shall effect delivery of the interest in a global security by causing the direct participating institution to transfer the direct participating institution's interest in the global security or securities representing the interest, on DTC's records, to the applicable trustee. The requirement for physical delivery of debt securities in connection with a demand for repayment or repurchase will be deemed satisfied when the ownership rights in the global security or securities representing the debt securities are transferred by direct participating institutions on DTC's records.

     DTC may discontinue providing its services as securities depository for the debt securities at any time. Under such circumstances, in the event that a successor securities depository is not appointed, debt security certificates are required to be printed and delivered as described above.

     We may decide to discontinue use of the system of book-entry transfers through the securities depository. In that event, debt security certificates will be printed and delivered as described above.

The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for its accuracy.

                                    EXPENSES

     The following are the estimated expenses of the issuance and distribution of the securities being registered under the registration statement of which this prospectus forms a part, all of which will be paid by us.

                        SEC registration fee                    $ 25,340
                        Blue sky fees and expenses              $______*
                        Printing and engraving expenses         $______*
                        Legal fees and expenses                 $______*
                        AMEX Supplemental Listing Fee           $______*
                        Rating agency fees                      $______*
                        Accounting fees and expenses            $______*
                        Indenture Trustee fees and expenses     $______*
                        Miscellaneous                           $______*

                        Total                                   $______*
                                                                 ======

* To be provided by investment or as an exhibit to Report on Form 6-K that is incorporated by reference into this prospectus

                                  LEGAL MATTERS

     The validity of the securities offered by this prospectus will be passed upon for us by Seward & Kissel LLP, New York, New York with respect to matters of U.S. and Liberian law.

                                     EXPERTS

     The  consolidated  financial  statements  of the Company for the year ended
December 31, 2003 and December 31, 2002 have been incorporated by reference herein and in the registration statement in reliance upon the report of Ernst & Young, independent auditors, and upon the authority of that firm as experts in accounting and auditing. The consolidated financial statements of the Company as of December 31, 2001 have been incorporated by reference herein and in the registration statement in reliance upon the report of Arthur Andersen LLP, our former independent auditors, and upon the authority of that firm as experts in accounting and auditing.

     On August 31, 2002, Arthur Andersen LLP ceased practicing before the Commission. The reports of Arthur Andersen LLP on the Company's financial statements at December 31, 2001 did not contain an adverse opinion, disclaimer of opinion or qualification or modification as to uncertainty, audit scope or accounting principles. During the year ended December 31, 2001, there were no disagreements with Arthur Andersen LLP on any matters of accounting principles or practices, financial statement disclosure or auditing scope or procedures.

                    WHERE YOU CAN FIND ADDITIONAL INFORMATION

     As required by the Securities Act of 1933, we filed a registration statement relating to the securities offered by this prospectus with the
Securities and Exchange Commission. This prospectus is a part of that registration statement, which includes additional information.

Government Filings

     We file annual and special reports within the Securities and Exchange Commission. You may read and copy any document that we file at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling 1 (800) SEC-0330, and you may obtain copies at prescribed rates from the Public Reference Section of the Commission at its principal office in Washington, D.C. 20549. The Commission maintains a website (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. In addition, you can obtain information about us at the offices of the American Stock Exchange, 65 Broadway, New York, New York 10006.

Information Incorporated by Reference

     The Commission allows us to "incorporate by reference" information that we file with it. This means that we can disclose important information to you by referring you to those filed documents. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the Commission prior to the termination of this offering will also be considered to be part of this prospectus and will automatically update and supersede previously filed information, including information contained in this document.

     We incorporate by reference our Annual Report on Form 20-F for the fiscal year ended December 31, 2003, filed with the Commission on May 28, 2004 incorporate by reference our 2004 semi-annual report, filed with the Commission on Form 6-K on August 4, 2004, which contains unaudited consolidated financial statements for the first six months of the current fiscal year. We also incorporated by reference our report for our results for the nine-month period ended September 30, 2004, filed with the Commission on Form 6-K on November 2, 2004, which contains unaudited consolidated financial statements for the first nine months of the current fiscal year. In all cases, you should rely on the later information over different information included in this prospectus or the prospectus supplement. We incorporate by reference the documents listed below and any future filings made with the Commission under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934:

     o Annual Report on Form 20-F for the year ended December 31, 2003, filed with the Commission on May 28, 2004; and

     o    Current  Report on Form 6-K,  filed with the  Commission  on August 4,
          2004.

     o    Current  Report on Form 6-K,  filed with the Commission on November 2,
          2004.

     We are also incorporating by reference all subsequent annual reports on Form 20-F that we file with the Securities and Exchange Commission and certain Reports on Form 6-K that we furnish to the Securities and Exchange Commission after the date of this prospectus (if they state that they are incorporated by reference into this prospectus) until we file a post-effective amendment indicating that the offering of the securities made by this prospectus has been terminated.

     You should rely only on the information contained or incorporated by reference in this prospectus and any accompanying prospectus supplement. We have not, and any underwriters have not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and any accompanying prospectus supplement as well as the information we previously filed with the Securities and Exchange Commission and incorporated by reference, is accurate as of the dates on the front cover of those documents only. Our business, financial condition and results of operations and prospects may have changed since those dates.

     You may request a free copy of the above mentioned filings or any subsequent filing we incorporated by reference to this prospectus by writing or telephoning us at the following address:

     Excel Maritime Carriers Ltd.
     67 Akti Miaouli Street
     18537 Piraeus
     Greece
     (011)(30) (210) 459-8692

Information Provided by the Company

     We will furnish holders of our common shares with annual reports containing audited financial statements and a report by our independent public accountants, and intend to furnish semi-annual reports containing selected unaudited financial data for the first six months of each fiscal year. The audited financial statements will be prepared in accordance with United States generally accepted accounting principles and those reports will include a "Management's Discussion and Analysis of Financial Condition and Results of Operations" section for the relevant periods. As a "foreign private issuer," we are exempt from the rules under the Securities Exchange Act prescribing the furnishing and content of proxy statements to shareholders. While we intend to furnish proxy statements to any shareholder in accordance with the rules of the American Stock Exchange, those proxy statements are not expected to conform to Schedule 14A of the proxy rules promulgated under the Exchange Act. In addition, as a "foreign private issuer," we are exempt from the rules under the Exchange Act relating to short swing profit reporting and liability.

                                     PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

                           ---------------------------

Item 8. Indemnification of Directors and Officers.

     Section 7.01 of the By-Laws of the Company provides that:

     The corporation shall indemnify nay director or officer of the corporation who was or is an "authorized representative" of the corporation (which shall mean for the purposes of this Article a director or officer of the corporation, or a person serving at the request of the corporation as a director, officer, partner or trustee of another corporation, partnership, joint venture, trust or other enterprise) and who was or is a "party" (which shall include for purposes of this Article the giving of testimony or similar involvement) or is threatened to be made a party to any "third party proceeding" (which shall mean for purposes of this Article any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation) by reason of the fact that such person was or is an authorized representative of the corporation, against expenses which shall include for purposes of this Article attorneys' fees), judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such third party proceeding if such person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal third party proceeding (which shall include for purposes of this Article any investigation which could or does lead to a criminal third party proceeding) had not reasonable cause to believe such conduct was unlawful. The termination of any third party proceeding by judgment, order, settlement, indictment, conviction or upon a plea of no contest or its equivalent, shall not, of itself, create a presumption that the authorized representative did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal third party proceeding, had reasonable cause to believe that such conduct was unlawful.

     Section 7.02 of the By-laws of the Company provides that:

     The corporation shall indemnify any director or officer of the corporation who was or is an authorized representative of the corporation and who was or is a party or is threatened to be made a party to any "corporate proceeding" (which shall mean for purposes of the Article any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor or any investigative proceeding by or on behalf of the corporation) by reason of the fact that such person was or is an authorized representative of the corporation, against expensed (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such corporate proceeding if such person acted in good faith and in a manner such person reasonably believed to in, or not opposed to, the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of such person's duty to the corporation unless and only to the extent that the court in which such corporate proceeding was pending shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such authorized representative is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

     Section 7.03 of the By-laws of the Company provides that:

     To the extent that an authorized representative of the corporation who neither was nor is a director or officer of the corporation has been successful on the merits or otherwise in defense of any third party or corporate proceeding or in defense of any claim, issue or matter therein, such person shall be indemnified against actually and reasonably incurred by such person in connection therewith. Such an authorized representative may, at the discretion of the corporation, be indemnified by the corporation in any other circumstances to any extent if the corporation would be required by Section 7.01 or 7.02 of this Article to indemnify such person in such circumstances to such extent if such person were or had been a director or officer of the corporation.

     Section 6.13 of the Liberian Business Corporation Act provides as follows:

     Indemnification of directors and officers.

     (1) Actions not by or in right of the corporation. A corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of no contest, or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonable believed to be in or not opposed to the bests interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

     (2) Actions by or in right of the corporation. A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure judgment in its favor by reason of the fact that he is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him or in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or nor opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

     (3) When director or officer successful. To the extent that director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in paragraphs 1 or 2, or in the defense of a claim, issued or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

     (4) Payment of expenses in advance. Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid in advance of the final deposition of such action, suit or proceeding as authorized by the board of directors in the specific case upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this section.

     (5) Insurance. A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director or officer against any liability asserted against him and incurred by him in such capacity whether or not the corporation would have the power to indemnify him against such liability under the provisions of this section.

     (6) Other rights of indemnification unaffected. The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office.

     (7) Continuation of indemnification. The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administration of such persons.

Item 9. Exhibits

Exhibit Number                      Description
--------------                      -----------

1.1                 Form of Underwriting Agreement (for equity securities)*

1.2                 Form of Underwriting Agreement (for debt securities)*

4.1 Specimen Common Share Certificate (Incorporated by reference to Exhibit 4.2 to the Company's Registration Statement on Form F-1 filed with the Commission on May 6, 1998 (Registration No. 333-8712))

4.2                 Preferred Share Certificate*

4.3                 Form of Debt Securities Indenture

5.1 Opinion of Seward & Kissel LLP, United States and Liberian counsel to Excel Maritime Carriers, Ltd.

23.1                Consent of Seward & Kissel LLP (included in Exhibit 5.1)

23.2                Consent of Ernst & Young

24                  Power of Attorney (contained in signature page)

25.1                T-1 Statement of Eligibility (senior indenture)*

25.2                T-1 Statement of Eligibility (subordinated indenture)*

* To be filed either as an amendment or as an exhibit to a report filed pursuant to the Securities Exchange Act of 1934 of the Registrant and incorporated by reference into this Registration Statement.

Item 10. Undertakings.

     The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended (the "Act"), each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)  To  remove  from   registration  by  means  of  a  post-effective
               amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4) To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Rule 3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

          (5) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (6) The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report, to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

          (7) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules an regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Athens, country of Greece on November 6, 2004.

                                    EXCEL MARITIME CARRIERS

                                    By:     /s/ Christopher J. Georgakis
                                            ------------------------------------
                                    Name:  Christopher J. Georgakis
                                    Title: Chief Executive Officer and President

          KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Christopher J. Georgakis, Christopher J. Thomas, Gary J. Wolfe and Robert E. Lustrin his or her true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on November 4, 2004 in the capacities indicated.

       Signature                               Title

/s/ Gabriel Panayotides       Chairman of the Board of Directors
------------------------
Gabriel Panayotides

/s/ George Agadekis           Vice President, Chief Operating Officer
------------------------      and Director
George Agadekis

/s/ Christopher J. Thomas     Chief Financial Officer, Treasurer and
-------------------------     Director
Christopher J. Thomas

/s/ Trevor J. Williams        Director
------------------------
Trevor J. Williams

                            Authorized Representative

          Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly undersigned representative in the United States of Excel Maritime Carriers Ltd., has signed this registration statement in Delaware, on November 4, 2004.


PUGLISI & ASSOCIATES

By: /s/ Donald J. Puglisi
    ---------------------
Name:  Donald J. Puglisi
Title:

Exhibits
Filed
Herewith                           DESCRIPTION
--------                           -----------

                              Description of Exhibits
                              -----------------------

4.3            Form of Debt Securities Indenture

5.1 Opinion of Seward & Kissel LLP, United States and Liberian counsel to Excel Maritime Carriers Ltd.

23.1           Consent of Seward & Kissel (included in Exhibit 5.1)

23.2           Consent of Ernst & Young

24             Power of Attorney (contained on signature page)

02545.0001 #513646v4